                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_Preliminary]Proxy Statement       [_] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ASTRO-MED, INC.
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
       .........................................................................
    2) Aggregate number of securities to which transaction applies:
       .........................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       .........................................................................
    4) Proposed maximum aggregate value of transaction:
       .........................................................................
    5) Total fee paid:
       .........................................................................

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ..................................
     2) Form, Schedule or Registration Statement No.:
        ..................................
     3) Filing Party:
        ..................................
     4) Date Filed:
        ..................................

                                ASTRO-MED, INC.
                           ASTRO-MED INDUSTRIAL PARK
                           600 EAST GREENWICH AVENUE
                       WEST WARWICK, RHODE ISLAND 02893

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 21, 1996

To the Shareholders of Astro-Med, Inc.:

  Notice is hereby given that the 1996 Annual Meeting of Shareholders of Astro-Med, Inc. (the "Company") will be held at the offices of the Company, Astro-Med Industrial Park, 600 East Greenwich Avenue, West Warwick, Rhode Island on Tuesday, May 21, 1996, beginning at 10:00 A.M., for the purpose of considering and acting upon the following:

    (1) Electing five directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified.

    (2) Acting upon a proposal to approve the adoption of the Astro-Med, Inc. Non-Employee Director Stock Option Plan.

    (3) Transacting such other business as may properly come before the meeting.

  The close of business on March 29, 1996 has been fixed as the record date for determining shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                                   Jacques V. Hopkins
                                                        Secretary

April 19, 1996

 Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, the proxy will not be used without your consent.

                                ASTRO-MED, INC.

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 21, 1996

SOLICITATION AND REVOCATION OF PROXIES

  The accompanying proxy is solicited by the Board of Directors of Astro-Med, Inc. (herein called the "Company") in connection with the annual meeting of shareholders to be held May 21, 1996. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Every properly signed proxy will be voted in accordance with the specification made thereon. This proxy statement and the accompanying proxy are expected to be first sent to shareholders on or about April 19, 1996.

ELECTION OF DIRECTORS

  At the annual meeting, five directors are to be elected to hold office until the next annual meeting or until their respective successors are elected and qualified. The persons named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, all of whom are now directors of the Company. Certain information concerning such nominees is set forth below:

                                      BUSINESS EXPERIENCE DURING       DIRECTOR
     NAME AND AGE                          PAST FIVE YEARS              SINCE
     ------------                     --------------------------       --------
Albert W. Ondis (70)........... Chairman of the Company.                 1969
Everett V. Pizzuti (59)........ President of the Company.                1985
Jacques V. Hopkins (65)........ Partner, Hinckley, Allen & Snyder        1969
                                 (Attorneys-at-Law).
Hermann Viets, Ph.D. (53)...... President, Milwaukee School of           1988
                                 Engineering (since 1991); Dean,
                                 College of Engineering, University of
                                 Rhode Island.
Neil K. Robertson (58)......... Independent investment research          1991
                                 consultant.

  Mr. Ondis is also a director of AMTROL Inc., a manufacturer of water systems products.

VOTING AT MEETING

  Only shareholders of record at the close of business on March 29, 1996 will be entitled to vote at the meeting. On the record date, there were 4,973,291 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities. Each shareholder has one vote for every share owned.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 29, 1996 (except as noted) the record and beneficial ownership of the Company's outstanding shares of common stock by each person who is known to the Company to own of record or beneficially more than five percent of such stock, by each director of the Company, by each executive officer named in the Summary Compensation Table and by all directors and officers of the Company as a group:

                                                     NUMBER OF SHARES  PERCENT
 TITLE OF CLASS       NAME OF BENEFICIAL OWNER      BENEFICIALLY OWNED OF CLASS
 --------------       ------------------------      ------------------ --------
Common Stock..... Albert W. Ondis                       1,522,347(1)     30.5%
                   600 East Greenwich Avenue
                   West Warwick, Rhode Island
Common Stock..... Everett V. Pizzuti                      295,084(2)      5.8%
                   600 East Greenwich Avenue
                   West Warwick, Rhode Island
Common Stock..... Jacques V. Hopkins                       59,582(3)      1.2%
Common Stock..... Hermann Viets                            21,612(4)        *
Common Stock..... Neil K. Robertson                        18,000(5)        *
Common Stock..... Eugene S. Libby                          42,269(6)        *
Common Stock..... David M. Gaskill                        113,943(7)      2.3%
Common Stock..... Elias G. Deeb                            33,504(8)        *
Common Stock..... All directors and officers of the     2,156,502(9)     41.4%
                   Company as a group(13)

- --------
 *  Less than 1%
 (1) Includes 3,791 shares held by children, 91,061 shares held by Mr. Ondis' wife as custodian for children, 18,000 shares deemed to be beneficially owned because of exercisable options to acquire shares and 1,850 shares allocated to his account under the Company's Employee Stock Ownership Plan.
 (2) Includes 4,975 shares held by children, 98,775 shares deemed to be beneficially owned because of exercisable options to acquire shares and 1,730 shares allocated to his account under the Company's Employee Stock Ownership Plan.
 (3) Includes 6,750 shares held by Mr. Hopkins' wife, 39,900 shares held as trustee of a trust for the benefit of children of Mr. Ondis and 6,182 shares held as custodian for children of Mr. Ondis.
 (4) Includes 112 shares held by Dr. Viets as custodian for a child.
 (5) Includes 18,000 shares held by Mr. Robertson as trustee of a living trust of his.
 (6) Includes 20,750 shares deemed to be beneficially owned because of exercisable options to acquire shares and 1,269 shares allocated to his account under the Company's Employee Stock Ownership Plan. Mr. Libby left the Company effective March 1, 1996.
 (7) Includes 7,500 shares held by Mr. Gaskill's wife, 30,000 shares deemed to be beneficially owned because of exercisable options to acquire shares and 1,443 shares allocated to his account under the Company's Employee Stock Ownership Plan.
 (8) Includes 313 shares held by Mr. Deeb's wife, 591 shares held by children, 18,250 shares deemed to be beneficially owned because of exercisable options to acquire shares and 1,211 shares allocated to his account under the Company's Employee Stock Ownership Plan.
 (9) Includes 231,375 shares deemed to be beneficially owned because of exercisable options to acquire shares and 9,387 shares allocated to the accounts of officers under the Company's Employee Stock Ownership Plan.

EXECUTIVE COMPENSATION

  The following table shows the total annual compensation paid or accrued, together with other information, for the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose total annual salary and bonus for the fiscal year ended January 31, 1996 exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                               FISCAL                                         SECURITIES
                               YEARS                                          UNDERLYING
                               ENDED                          OTHER ANNUAL     OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION  JANUARY 31 SALARY($) BONUS($) COMPENSATION($)(1) GRANTED(#) COMPENSATION($)(2)
- ---------------------------  ---------- --------- -------- ------------------ ---------- ------------------
Albert W. Ondis.........
 Chairman, Chief Execu-         1996    $221,878    $--           $--              --          $3,794
 tive                           1995     216,687     --            --           15,000          5,274
 Officer                        1994     207,720     --            --            3,000          5,283
Everett V. Pizzuti......
 President, Chief               1996     200,257     --            --              --           3,487
 Operating                      1995     192,247     --            --           15,000          4,963
 Officer                        1994     181,643     --            --            7,000          5,058
Eugene S. Libby (3).....
 Vice President and             1996     134,652     --            --              --           3,641
 Treasurer, Chief Finan-        1995     136,114     --            --            7,500          3,884
 cial Officer                   1994     129,587     --            --            5,000          4,078
David M. Gaskill........
 Vice President--Re-            1996     123,854     --            --              --           2,192
 search and                     1995     119,379     --            --           10,000          2,500
 Development                    1994     116,279     --            --            5,000          2,678
Elias G. Deeb...........        1996     108,669     --            --              --           2,686
 Vice President--Media          1995     104,008     --            --            7,500          2,843
 Products                       1994      98,423     --            --            3,000          3,037

- --------
(1) Amounts of Other Annual Compensation aggregated less than 10% of the total annual salary and bonus for each individual.
(2) Amounts of All Other Compensation consist of the Company's annual contributions, including matching contributions, to the Astro-Med, Inc. Profit-Sharing Plan and the Astro-Med, Inc. Employee Stock Ownership Plan. Both of these retirement plans are described below.
(3) Mr. Libby left the Company effective March 1, 1996.

REPORT ON EXECUTIVE COMPENSATION

  Through and including the fiscal year ended January 31, 1996, the Board of Directors has delegated to senior management (the CEO, COO and CFO) the authority to fix compensation (other than stock options as discussed below) for the Company's executives and key employees. Compensation consists of two principal elements (other than stock options): salary and bonus.

  EXECUTIVE COMPENSATION PHILOSOPHY. Compensation of the Company's executive officers should link management initiatives with the actual financial performance of the Company. Similarly, the compensation should attract, retain and motivate highly qualified individuals to achieve the Company's business goals and link their interests with shareholder interests.

  SALARY. Base salaries for executive officers were established a number of years ago after reviewing compensation for competitive positions at manufacturing companies of comparable size and profitability operating in a similar industry. Base salaries have since been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company and for generally publicized competitive positions elsewhere in industry.

  BONUS. The Company maintains a subjective bonus plan for the purpose of providing incentives in the form of a quarterly cash bonus to officers and other key employees of the Company. Awards are intended to reflect Company profitability, achievement of overall Company objectives and individual performances, considered both in terms of effort and results. The size of the bonus pool and of individual awards may vary, up or down, from year to year. In recent years, an annual bonus pool has been budgeted at approximately $250,000, but the actual amounts of any bonus payments are determined quarterly. No bonus payments were made in the fiscal years ended January 31, 1995 or 1996.

  STOCK OPTIONS. Total executive compensation includes long-term incentives afforded by stock options. Stock option grants are made by the Stock Option Committee of the Board of Directors (consisting of Mr. Robertson and Dr. Viets) upon consideration of recommendations made by senior management. The objectives of option grants are to align the long-term interests of executives and key employees with shareholder interests by creating a strong and direct link between compensation and total shareholder return. In this connection, grants are intended to enable recipients to develop and maintain significant long-term stock ownership in the Company. Stock options are the principal vehicle for the payment of long-term compensation. Grants of stock options reflect subjective considerations of such matters as other compensation and the employee's position in the Company and contributions to the Company.

  COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Ondis is eligible to participate in the same executive compensation plans available to other senior executives. Effective in February 1995, his base salary was increased from $203,700 to $213,000, representing a 5% increase, deemed consistent with salary increases among executives in similar positions in similar industries. No bonus or option grants were made during fiscal year 1996.

  DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to a public company's five highest paid executive officers to the extent any such officer's annual compensation exceeds $1,000,000, subject to certain exceptions. The Board of Directors has deferred adopting a policy on this issue as it does not expect the compensation of these individuals to reach relevant levels in the near future.

  CONCLUSION. Through the programs described above, the Board of Directors firmly believes a direct link has been established between the Company's financial performance, executive compensation and resultant stock price performance.

  Members of the Board:

               Albert W. Ondis
               Everett V. Pizzuti
               Jacques V. Hopkins
               Hermann Viets, Ph.D.
               Neil K. Robertson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  As described in the Report on Executive Compensation above, the full Board of Directors functions as a Compensation Committee. Mr. Ondis and Mr. Pizzuti are both executive officers of the Company and members of the Board of Directors.

PERFORMANCE GRAPH

  Set forth below is a line graph prepared for the Company by Media General Financial Services to compare the cumulative total return on the Company's common stock against the cumulative total return of a broad equity market index and a peer group index for the period of five fiscal years ended January 31, 1996. The peer group is comprised of nearly 275 companies classified as electronic equipment manufacturers. The total returns assume $100 invested on February 1, 1991 with reinvestment of dividends.

                           [LINE GRAPH APPEARS HERE]

                         1991     1992     1993     1994     1995     1996
                        ------   ------   ------   ------   ------   ------
Astro-Med, Inc            100    238.39   255.84   197.06   208.18   161.23
NASDAQ Market Index       100    125.42   157.54   227.49   239.64   320.67
Peer Group Index          100    123.52   123.10   155.07   146.55   205.20

INDEBTEDNESS OF MANAGEMENT

  The following information describes loans to directors and executive officers of the Company whose indebtedness to the Company exceeded $60,000 at any time during the fiscal year ended January 31, 1996.

                                                     LARGEST
                                                     AMOUNT          AMOUNT
                                                 OF INDEBTEDNESS OF INDEBTEDNESS
                                                 OUTSTANDING AT  OUTSTANDING AT
        NAME                                        ANY TIME        YEAR END
        ----                                     --------------- ---------------
Albert W. Ondis, Chairman and Director..........    $321,640        $321,640
Everett V. Pizzuti, President and Director......     131,624         131,624

  The indebtedness is comprised of unsecured non-interest bearing demand notes for loans made from time to time to the persons named.

PROFIT-SHARING PLAN

  The Company has a qualified Profit-Sharing Plan which provides retirement benefits to substantially all employees of the Company and provides for contributions into a trust fund in such amounts as the Board of Directors may annually determine. Each eligible employee shares in contributions on the basis of length of service and relative (limited to $150,000) compensation.

  In addition, participants are permitted to defer up to 15% of their cash compensation and make contributions of such deferral to this Plan through payroll deductions. The Company makes matching contributions equal to 50% of the first percent of compensation contributed and 25% of the second and third percent. The deferrals are made within the limits prescribed by Section 401(k) of the Internal Revenue Code.

  The Plan provides for the vesting of 100% of contributions made by the Company to the account of an employee after five years of service. Contributions by an employee are 100% vested immediately. The Company's contributions paid or accrued for the fiscal year ended January 31, 1996 amounted to $135,000.

EMPLOYEE STOCK OWNERSHIP PLAN

  The Company has an Employee Stock Ownership Plan which provides retirement benefits to substantially all employees of the Company. Contributions in such amounts as the Board of Directors may annually determine are allocated among eligible employees on the basis of relative (limited to $100,000) compensation. Participants are 100% vested in any and all allocations to their accounts. Contributions, which may be in cash or stock, are invested by the Plan's Trustees in shares of common stock of the Company. The Company's contributions paid or accrued for the fiscal year ended January 31, 1996 amounted to $75,000.

STOCK OPTION PLANS

  The Company has a Non-Qualified Stock Option Plan adopted in the fiscal year ended January 31, 1990 under which options for an aggregate of 150,000 shares of common stock may be granted to officers and key employees of the Company at an exercise price of not less than 50% of the market price on the date of grant. As of January 31, 1996 no options had been granted under this Plan.

  The Company also has an Incentive Stock Option Plan adopted in the fiscal year ended January 31, 1990 under which options for an aggregate of 300,000 shares of common stock were granted to officers and key employees at an exercise price of not less than 100% of the market price on the date of grant. Options for an aggregate of 265,225 shares with exercise prices ranging from $3.33 to $14.30 per share were outstanding at January 31, 1996.

  In addition, the Company has an Incentive Stock Option Plan adopted in the fiscal year ended January 31, 1994 under which options for an aggregate of 250,000 shares of common stock may be granted to officers and key employees at an exercise price of not less than 100% of the market price on the date of grant. No options for the purchase of common stock were granted during the fiscal year ended January 31, 1996. Options for an aggregate of 110,500 shares with exercise prices ranging from $10.25 to $11.28 per share were outstanding at January 31, 1996.

  The following table presents certain information concerning stock options exercised by each executive officer named in the Summary Compensation Table during the fiscal year ended January 31, 1996, and the year-end value of unexercised options held by each of those officers. No options or SARs were granted during the fiscal year ended January 31, 1996.

 AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JANUARY 31, 1996 AND OPTIONS
                           HELD AT JANUARY 31, 1996

                                                SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                           SHARES                AT FISCAL YEAR END        AT FISCAL YEAR END
                          ACQUIRED    VALUE   ------------------------- -------------------------
                         ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                             (#)      ($)(1)      (#)          (#)        ($)(2)       ($)(2)
                         ----------- -------- ----------- ------------- ----------- -------------
Albert W. Ondis.........     --        $--       18,000          --      $    --        $ --
Everett V. Pizzuti......     --         --      107,625       66,250      358,125         --
Eugene S. Libby.........     --         --       23,000          --        28,500         --
David M. Gaskill........     --         --       30,000          --           --          --
Elias G. Deeb...........     --         --       18,250          --        16,167         --

- --------
(1) Amount represents excess of market value over exercise price on date of exercise. Income taxes which may have been payable by individual are not reflected.
(2) Amount represents excess of market value as of January 31, 1996 over exercise price.

OTHER INFORMATION RELATING TO DIRECTORS

  During the fiscal year ended January 31, 1996, the Board of Directors held five formal meetings. The Board has an Audit Committee consisting of Mr. Robertson and Dr. Viets. One formal committee meeting was held during the fiscal year ended January 31, 1996. The Board has no standing nominating, compensation or similar committee, except for a Stock Option Committee comprised of Mr. Robertson and Dr. Viets which administers the Company's stock option plans. Dr. Viets and Mr. Robertson have been paid an annual retainer fee of $3,500 plus $500 for each Board meeting attended.

  The primary duties and responsibilities of the Audit Committee include meeting with the independent certified public accountants to review the annual audit scope, the audited financial statements, the adequacy of internal control and other relevant matters.

  The law firm of Hinckley, Allen & Snyder, of which Mr. Hopkins is a partner, provides legal services to the Company.

  No officer, director or nominee for director of the Company or any associate of any of the foregoing had during the fiscal year ended January 31, 1996 any material interest, direct or indirect, in any material transaction or any material proposed transaction to which the Company was or is to be a party.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN PROPOSAL

  On March 25, 1996, the Board of Directors adopted the Astro-Med, Inc. Non-Employee Director Stock Option Plan (the "Plan") in the form included with this Proxy Statement as Annex A, subject to approval by the shareholders. Upon shareholder approval, all non-employee directors shall automatically participate in the Plan. The Plan is intended to enable the Company to attract and retain persons of exceptional ability to serve as directors and to solidify the common interests of the shareholders and the directors in enhancing the value of the Company's common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE
PLAN.

AWARDS TO DIRECTORS. The Plan provides that each non-employee director who is elected at the shareholder's meeting at which the Plan is approved and each new non-employee director elected thereafter shall receive an option to purchase 1,000 shares of common stock, as of the date of election to the Board. In addition, commencing in 1997, annual grants of options are made as of the first business day of January in each year to each non-employee director (other than a director who is first elected after June 30, of the prior year) to purchase 1,000 shares of common stock. All options have a ten year term and an exercise price equal to the fair market value on the date of grant. Options may be exercised with cash, common stock, or both. Options vest six months after the grant date, unless automatically accelerated in the event of death, disability or a change in control. A total of 30,000 shares of common stock have been reserved for issuance under the Plan. The closing price of the Company's common stock on March 29, 1996 was $8.125.

TAX CONSEQUENCES. There will be no federal income tax consequences to either the non-employee director or the Company on the grant of the options described above. On the exercise of such options, the director has taxable ordinary income equal to the excess of the fair market value of the common stock received on the exercise date over the option price of the common stock. The Company will be entitled to a federal income tax deduction in an amount equal to such excess. Upon a subsequent sale or taxable exchange of common stock acquired upon exercise of an option, a director will recognize long-term or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

  In the event common stock is used to pay the option price for an option, gain or loss is not normally recognized in connection with such exchange. To the extent that the number of shares of common stock received on exercise does not exceed the number of shares surrendered, the director's basis in these shares is equal to the basis of the stock surrendered, and the director's holding period therefor is the same holding period as for the stock surrendered.

  To the extent the director receives an amount of shares in excess of the number of shares surrendered, the director's basis in such additional shares is zero (plus any cash paid in connection with the exercise) and the holding period for such additional shares will begin from the date of such exchange.

AMENDMENT AND TERMINATION. No option grant will be made after May 31, 2006. The Board at any time will be permitted to amend, suspend or terminate the Plan, but no such amendment shall permit directors who are employees of the Company to participate in the Plan and no such amendment shall affect the rights of any participating director to previously granted options without his or her consent.

NEW PLAN BENEFITS. The following table illustrates the aggregate benefits which will be received by non-employee directors under the Plan in 1996, assuming shareholders approve the Plan at the Meeting. Since the exercise price of the options is equal to the fair market value on date of grant, the value of such benefits is reflected as zero. Future annual awards under the Plan will be equal to 1,000 options for each non-employee director.

                                 NUMBER
                          DOLLAR   OF
                          VALUE  OPTIONS
                          ------ -------
Each nominee for
 election as a director.    $0    1,000
All current directors
 who are not executive
 officers as a group....     0    3,000

REQUIRED VOTE. The affirmative vote of the holders of a majority of the common stock present or represented at the meeting is required for approval of the Plan. Shareholder approval is being sought for reasons related to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"). If such approval is obtained, subject to the limitations set forth in regulations under Section 16, the grant of stock options will be exempt under Section 16(b) of the Exchange Act.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Company selected Arthur Andersen LLP as independent certified public accountants to audit the financial statements of the Company for the fiscal year ended January 31, 1996. This firm has audited the Company's financial statements annually since the fiscal year ended January 31, 1982. Although no accountants have yet been selected to audit the financial statements of the Company for the fiscal year ending January 31, 1997, it is expected that Arthur Andersen LLP will again be selected. It is further expected that a representative of Arthur Andersen LLP will be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

FINANCIAL REPORTS

  A copy of the annual report of the Company for the fiscal year ended January 31, 1996, including the Company's annual report to the Securities and Exchange Commission on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

PROPOSALS FOR 1997 ANNUAL MEETING

  The 1997 annual meeting of the shareholders of the Company is scheduled to be held on May 20, 1997. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company's proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than December 31, 1996.

OTHER MATTERS

  No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgement in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

  You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

                                          By order of the Board of Directors

                                                   Jacques V. Hopkins
                                                        Secretary

Dated: April 19, 1996

                                    ANNEX A

                                ASTRO-MED, INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  This Astro-Med, Inc. Non-Employee Director Stock Option Plan (the "Plan") is adopted by Astro-Med, Inc. (the "Company") for the purpose of advancing the interests of the Company by providing compensation and other incentives for the continued services of the Company's non-employee directors and by attracting and retaining able individuals to directorships with the Company.

  1. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

  "Administrator" means the person(s) appointed by the Board to administer the Plan as provided in Paragraph 2 hereof.

  "Annual Meeting" means the annual meeting of the Company's shareholders.

  "Board" means the Board of Directors of Astro-Med, Inc.

  "Change of Control" means (i) approval by the Company's shareholders of a merger in which the Company does not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all the Company's assets, or (ii) any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Company or any of its subsidiaries, (b) any person who was an officer or director of the Company on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 30% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 30% of the voting power of all outstanding voting securities of the Company. As used herein, "voting power" means ordinary voting power for the election of directors of the Company.

  "Common Shares" means the Company's common stock, $.05 par value per share.

  "Company" means Astro-Med, Inc., a Rhode Island corporation.

  "Effective Date" means May 21, 1996, subject to the approval of the Plan by the Company's shareholders.

  "Grant Date" means the effective date of a grant of options pursuant to Paragraph 4(a) hereof.

  "Market Value" means the closing price of the Common Shares as reported by NASDAQ.

  "Participant" means a director who has met the requirements of eligibility and participation described in Paragraph 3 hereof.

  2. Administration. The Plan shall be administered by the Administrator. The Administrator may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determination and take such action in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

  3. Eligibility and Participation.

  (a) A non-employee director of the Company shall automatically become a Participant in the Plan as of the later of (i) the Effective Date, or (ii) the date of initial election to the Board. A director who is a regular employee of the Company is not eligible to participate in the Plan.

  (b) A Participant shall cease participation in the Plan as of the date the Participant (i) fails to be re-elected to the Board, (ii) resigns or otherwise vacates his position on the Board, or (iii) becomes a regular employee of the Company.

  4. Option Awards

  (a) Grant of Options. Each person who is a Participant on the Effective Date shall be awarded a non-qualified option to purchase 1,000 Common Shares effective as of the Effective Date, at a price equal to the Market Value of Common Shares on that date. Any person who becomes a Participant after the Effective Date shall be awarded non-qualified options to purchase 1,000 Common Shares effective as of the date of the Annual Meeting at which such election occurs, or if the Participant is first elected to the Board other than at an Annual Meeting, as of the date of such election, at a price equal to the Market Value of Common Shares on that date.

  Commencing in 1997, on the first business day of January of each year, a Participant (other than a director who is first elected after June 30 of the prior year), shall be awarded non-qualified options to purchase 1,000 Common Shares, effective as of such date, at a price equal to the Market Value of Common Shares on that date.

  (b) Term and Exercisability. All options shall have a term of 10 years and shall vest six (6) months after the Grant Date. Notwithstanding the foregoing, all options shall become immediately exercisable upon a Change of Control of the Company. In the event of a Change of Control, the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder may, as to outstanding options, upon written notice to the Participants, provide that all unexercised options must be exercised within thirty (30) days of the date of such notice or they will be terminated.

  (c) Method of Exercise. An option granted under the Plan may be exercised, in whole or in part, by submitting a written notice to the Board, signed by the Participant or such other person who may be entitled to exercise such option, and specifying the number of Common Shares as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for such Common Shares, or shall fix a date (not more than ten business days from the date of such notice) for the payment of the full option price of the Common Shares being purchased. Payment shall be made in the form of cash, Common Shares (to the extent permitted by law), or both. A certificate or certificates for the Common Shares purchased shall be issued by the Company after the exercise of the option and full payment therefor.

  (d) Termination of Directorship. If a Participant fails to be re-elected to the Board, resigns or otherwise ceases to be a director of the Company for reasons other than death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), all options granted under this Plan to such Participant which are not exercisable on such date shall immediately terminate, and any remaining options shall terminate if not exercised before twenty-four (24) months following such termination, or at such earlier time as may be applicable under Paragraph 4(b) above.

  If a Participant ceases to be a director of the Company by reason of death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue
Code), all options granted under this Plan to such Participant which are not exercisable on such date shall become immediately exercisable, and may be exercised at any time before the expiration of twenty-four (24) months following the date of death or commencement of disability, or such earlier time as may be applicable under Paragraph 4(b) above.

  (e) Non-transferability. Each option and all rights thereunder shall be exercisable during the Participant's lifetime only by him and shall be non-assignable and non-transferable by the Participant except, in the event of the Participant's death, by will or by the laws of descent and distribution. In the event the death of a Participant occurs, the representative or representatives of the Participant's estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise the Participant's options in whole or in part may exercise the option prior to the expiration of the applicable exercise period, as specified in Paragraph 4(d) above.

  (f) No Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any Common Shares subject to the option prior to the date of issuance of a certificate or certificates for such Common Shares.

  (g) Compliance with Securities Laws. Options granted and Common Shares issued by the Company upon exercise of options shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky Laws. With respect thereto, the Board may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

  5. Shares Subject to the Plan.

  (a) The Common Shares to be issued and delivered by the Company upon the exercise of options under the Plan may be either authorized but unissued shares or treasury shares of the Company.

  (b) The aggregate number of Common Shares of the Company which may be issued under the Plan shall not exceed 30,000 shares; subject, however, to the adjustment provided in Paragraph 6 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effective date of this Plan.

  (c) Common Shares covered by an option which is no longer exercisable with respect to such shares shall again be available for issuance under this Plan.

  6. Share Adjustments. In the event there is any change in the Company's Common Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Board or Administrator in (i) the number of Common Shares available for award under this Plan, (ii) the number of Common Shares subject to options granted under this Plan, and (iii) the option price of options granted under this Plan.

  7. Amendment or Termination. The Board may terminate this Plan at any time, and may amend the Plan at any time or from time to time; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; and further provided that any amendment that would increase the aggregate number of Common Shares that may be issued under the Plan, materially increase the benefits accruing to Participants under the Plan, or materially modify the requirements as to eligiblity for participation in the Plan shall be subject to the approval of the Company shareholders to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any other governing rules or regulations except that such increase or modification that may result from adjustments authorized by Paragraph 6 does not require such approval. If the Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms.

  8. Company Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company.

  9. Implied Consent. Every Participant, by acceptance of an award under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

  10. Rhode Island Law to Govern. This Plan shall be construed and administered in accordance with and governed by the laws of the State of Rhode Island.

  IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer as of the 25th day of March, 1996.

                                          ASTRO-MED, INC.

                                          By: Albert W. Ondis
                                             Chairman

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                                ASTRO-MED, INC.

                  ANNUAL MEETING OF SHAREHOLDERS--MAY 21, 1996

  The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Albert W. Ondis, Everett V. Pizzuti, Jacques V. Hopkins, Hermann Viets and Neil K. Robertson, or a majority of such of them as shall be present, attorneys with power of substitution and with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in ASTRO-MED, INC. at the annual meeting of shareholders to be held May 21, 1996, in West Warwick, Rhode Island, and at any adjournments thereof, as follows:

1. ELECTION OF DIRECTORS      FOR all nominees listed    WITHHOLD AUTHORITY to
                              below (except as marked    vote for all nominees
                              to the contrary            listed
                              below) ________________    below _______________

Albert W. Ondis, Everett V. Pizzuti, Jacques V. Hopkins, Hermann Viets and Neil
K. Robertson.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

- --------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE ADOPTION OF THE ASTRO-MED, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.
             FOR _______     AGAINST _______     ABSTAIN _______

3. In their discretion, upon such other matters as may properly come before the meeting.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE SPECIFIED NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


                    PLEASE DATE, SIGN AND RETURN THIS PROXY

Dated ______________, 1996    Signed __________________________________________

+++++                  +++++
+                          +
+                          +
+                          +  _________________________________________________
+                          +  (Sign exactly as your name appears hereon. When
                              signing as attorney, executor, administrator,
                              trustee, guardian or in a corporate capacity,
                              please give full title as such. In case of joint
                              tenants or multiple owners, each party must
                              sign.)
+                          +
+                          +
+                          +
+                          +
+++++                  +++++
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


- --------------------------------------------------------------------------------